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                                                                     EXHIBIT 3.1



                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              BIRCH TELECOM, INC.

         BIRCH TELECOM, INC., a corporation organized and existing under the laws of the State of Delaware, certifies as follows:

         1. The original Certificate of Incorporation of Birch Telecom, Inc. was filed with the Delaware Secretary of State on December 23, 1996.

         2. This Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of this Corporation, and was duly adopted in accordance with Sections 245 and 228 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

         3. The text of the Certificate of Incorporation is amended and restated to read in its entirety as set forth below:

         FIRST: The name of the Corporation is Birch Telecom, Inc. (the "Corporation").

         SECOND: The address of the Corporation's initial registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, and the name of its initial registered agent at such address is the Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH:

A. The aggregate number of shares which the Corporation shall have authority to issue shall be 135,000,000 shares, divided into 80,000,000 shares of common stock ("Common Stock"), and 55,000,000 shares of preferred stock ("Preferred Stock"). The Preferred Stock shall have a par value of one-tenth of one cent ($.001) each, and the Common Stock shall have a par value of one-tenth of one cent ($.001) each.

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rate, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not



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below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         Of the authorized shares of Preferred Stock, 8,750,000 shares are hereby designated "Series B Preferred Stock"; 8,500,000 shares are hereby designated "Series C Preferred Stock"; 2,225,000 shares are hereby designated "Series D Preferred Stock"; 1,904,898 shares are hereby designated "Series E Preferred Stock"; and 30,000,000 shares are hereby designated "Series F Preferred Stock."

C. The powers, preferences, rights, restrictions and other matters relating to the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are as follows:

          (1)  DIVIDENDS.

          (a) SERIES B PREFERRED STOCK. The holders of Series B Preferred Stock shall be entitled to receive dividends in cash at the rate of fifteen percent (15%) per annum on an amount equal to $1.52 plus all unpaid dividends accrued on such shares of Series B Preferred Stock, on each outstanding share of Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares), when and as declared by the Board of Directors out of the funds legally available for that purpose. Such dividends shall be cumulative from the date of issuance of the Series B Preferred Stock, whether or not earned, whether or not funds of the Corporation are legally available for the payment of dividends and whether or not declared by the Board, but such dividends shall be payable only when, as, and if declared by the Board. So long as any shares of Series B Preferred Stock shall be outstanding, no dividend, whether in cash, stock or property, shall be paid or declared, nor shall any other distribution be made, on any shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Common Stock, nor shall more than 2,225,000 shares of Series C Preferred Stock or any shares of Series D Preferred Stock or Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer) until all dividends set forth in this Section (1)(a) on the Series B Preferred Stock shall have been paid or declared and set apart.

          (b) SERIES C PREFERRED STOCK. The holders of Series C Preferred Stock shall be entitled to receive dividends in cash at the rate of ten percent (10%) per annum on an amount equal to $1.52 on each outstanding share of Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares), when and as declared by the Board of Directors out of funds legally available for that purpose. Notwithstanding anything to the contrary herein, such dividends shall be payable only when, as and if declared by the Board of Directors and shall not be cumulative. So long as any shares of Series C Preferred Stock shall be outstanding, no dividend, whether in cash, stock or property, shall be paid or declared, nor shall any other distribution be made, on any shares of Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock



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     by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer) until all dividends set forth in this Section (1)(b) on the Series C Preferred Stock shall have been paid or declared and set apart.

          (c) SERIES D PREFERRED STOCK. The holders of Series D Preferred Stock shall be entitled to receive dividends in cash at the rate of fifteen percent (15%) per annum on an amount equal to $4.50 plus all unpaid dividends accrued on such shares of Series D Preferred Stock, on each outstanding share of Series D Preferred Stock (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares), when and as declared by the Board of Directors out of the funds legally available for that purpose. Such dividends shall be cumulative from the date of issuance of the Series D Preferred Stock, whether or not earned, whether or not funds of the Corporation are legally available for the payment of dividends and whether or not declared by the Board, but such dividends shall be payable only when, as, and if declared by the Board. So long as any shares of Series D Preferred Stock shall be outstanding, no dividend, whether in cash, stock or property, shall be paid or declared, nor shall any other distribution be made, on any shares of Series B Preferred Stock (other than in shares of Series E Preferred Stock), Series C Preferred Stock, Series E Preferred Stock or Common Stock, nor shall more than 2,225,000 shares of Series C Preferred Stock or any shares of Series B Preferred Stock or Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer) until all dividends set forth in this Section (1)(c) on the Series D Preferred Stock shall have been paid or declared and set apart.

          (d) SERIES E PREFERRED STOCK. The holders of Series E Preferred Stock shall be entitled to receive dividends in cash at the rate of fifteen percent (15%) per annum on an amount equal to $4.50 plus all unpaid dividends accrued on such shares of Series E Preferred Stock, on each outstanding share of Series E Preferred Stock (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares), when and as declared by the Board of Directors out of the funds legally available for that purpose. Such dividends shall be cumulative from the date of issuance of the Series E Preferred Stock, whether or not earned, whether or not funds of the Corporation are legally available for the payment of dividends and whether or not declared by the Board, but such dividends shall be payable only when, as, and if declared by the Board. So long as any shares of Series E Preferred Stock shall be outstanding, no dividend, whether in cash, stock or property, shall be paid or declared, nor shall any other distribution be made, on any shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock, nor shall more than 2,225,000 shares of Series C Preferred Stock or any shares of Series B Preferred Stock, Series D Preferred Stock or Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer) until all dividends set forth in this Section (1)(d) on the Series E Preferred Stock shall have been paid or declared and set apart.



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          (e) SERIES F PREFERRED STOCK. The holders of Series F Preferred Stock shall be entitled to receive dividends in cash at the rate of fifteen percent (15%) per annum on an amount equal to the purchase price for such shares (the "Purchase Price") plus all unpaid dividends accrued on such shares of Series F Preferred Stock, on each outstanding share of Series F Preferred Stock (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares), payable on March 31, June 30, September 30 and December 31 of each year, when and as declared by the Board of Directors out of the funds legally available for that purpose. Such dividends shall be cumulative from the date of issuance of the Series F Preferred Stock, whether or not earned, whether or not funds of the Corporation are legally available for the payment of dividends and whether or not declared by the Board, but such dividends shall be payable only when, as, and if declared by the Board. The Purchase Price for the Series F Preferred Stock is $4.50 per share for the initial purchase of 13,333,334 shares by BTI Ventures L.L.C. or its affiliates ("BTI"). In addition, BTI retains the option (the "Option") to acquire 5,263,158 shares of Series F Preferred Stock at a Purchase Price of $4.75 per share and 5,000,000 shares of Series F Preferred Stock at a Purchase Price of $5.00 per share. So long as any shares of Series F Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Common Stock or any other class or series of capital stock of the Corporation, nor shall more than 2,225,000 shares of Series C Preferred or any shares of Series B Preferred Stock, Series D Preferred Stock, Common Stock or any other class or series of capital stock of the Corporation be purchased, redeemed or otherwise acquired for value by the Corporation (except for the redemption of the Series E Preferred Stock or acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation) until all dividends set forth in this Section (1)(e) on the Series F Preferred Stock shall have been paid or declared and set apart. In addition to the 15% quarterly dividend payable on the Series F Preferred Stock, the shares of Series F Preferred Stock shall be entitled to receive the amount of any cash or non-cash dividends or distributions declared and paid on the shares of Common Stock, as if the shares of Series F Preferred Stock had been converted immediately prior to the record date for the payment of such dividend or distribution.

          (2) LIQUIDATION RIGHTS.

          (a) SERIES F PREFERRED STOCK. Upon any liquidation, dissolution, or winding up of the Corporation, and before any distribution or payment shall be made to the holders of Series B Preferred Stock, Series C Preferred Stock or Common Stock, the holders of Series F Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to the greater of (i) the sum of (a) the applicable Purchase Price per share of Series F Preferred Stock (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares) plus (b) an amount equal to all unpaid dividends accrued on such shares of Series F Preferred Stock to the date of payment of such preference, whether or not earned, whether or not funds of the Corporation are legally available for the payment of dividends and whether or not such dividends have been declared by the Board; or (ii) the amount the holders of Series F Preferred Stock would have received upon liquidation, dissolution or winding up of the Corporation had such shares of Series F Preferred Stock and



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     all shares of Series D Preferred Stock and Series E Preferred Stock been converted to Common Stock immediately prior to such liquidation, dissolution or winding up (such greater amount, the "Series F Liquidation Preference"), for each share of Series F Preferred Stock held by them. If the assets of the Corporation shall be insufficient to make payment in full to all holders of Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock of the liquidation preference set forth in Sections (2)(a) through (c), inclusive, then such assets shall be distributed among the holders of Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock at the time outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

          (b) SERIES E PREFERRED STOCK. Upon any liquidation, dissolution, or winding up of the Corporation, and before any distribution or payment shall be made to the holders of Series B Preferred Stock, Series C Preferred Stock or Common Stock, the holders of Series E Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to the greater of (i) the sum of (a) $4.50 per share of Series E Preferred Stock (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares) plus (b) an amount equal to all unpaid dividends accrued on such shares of Series E Preferred Stock to the date of payment of such preference, whether or not earned, whether or not funds of the Corporation are legally available for the payment of dividends and whether or not such dividends have been declared by the Board; or (ii) the amount the holders of Series E Preferred Stock would have received upon liquidation, dissolution or winding up of the Corporation had such shares of Series E Preferred Stock and all shares of Series D Preferred Stock and Series F Preferred Stock been converted to Common Stock immediately prior to such liquidation, dissolution or winding up (such greater amount, the "Series E Liquidation Preference"), for each share of Series E Preferred Stock held by them. If the assets of the Corporation shall be insufficient to make payment in full to all holders of Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock of the liquidation preference set forth in Sections (2)(a) through (c), inclusive, then such assets shall be distributed among the holders of Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock at the time outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

          (c) SERIES D PREFERRED STOCK. Upon any liquidation, dissolution, or winding up of the Corporation, and before any distribution or payment shall be made to the holders of Series B Preferred Stock, Series C Preferred Stock or Common Stock, the holders of Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to the greater of (i) the sum of (a) $4.50 per share of Series D Preferred Stock (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares) plus (b) an amount equal to all unpaid dividends accrued on such shares of Series D Preferred Stock to the date of payment of such preference, whether or not earned, whether or not funds of the Corporation are legally available for the payment of dividends and whether or not such dividends have been declared by the Board; or (ii) the amount the holders of Series D Preferred Stock would have received upon liquidation, dissolution or winding up of the Corporation had such shares of Series D Preferred Stock and all shares of Series E Preferred Stock and Series F Preferred Stock been converted to Common Stock immediately prior to such liquidation, dissolution or winding up (such greater amount the "Series D Liquidation Preference"), for each share of Series D Preferred Stock held by them.



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     If the assets of the Corporation shall be insufficient to make payment in full to all holders of Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock of the liquidation preference set forth in Sections (2)(a)-(c), then such assets shall be distributed among the holders of Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock at the time outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

          (d) SERIES B PREFERRED STOCK. Upon any liquidation, dissolution, or winding up of the Corporation, and after the payment of the full liquidation preference of the Series F Preferred Stock as set forth in
     Section 2(a) above, the Series E Preferred Stock as set forth in Section 2(b) above, and the Series D Preferred Stock as set forth in Section (2)(c) above, and before any distribution or payment shall be made to the holders of Series C Preferred Stock or Common Stock, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to the sum of (i) $1.52 for each share of Series B Preferred Stock held by them (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares) plus (ii) an amount equal to all unpaid dividends accrued on such shares of Series B Preferred Stock to the date of payment of such preference, whether or not earned, whether or not funds of the Corporation are legally available for the payment of dividends and whether or not such dividends have been declared by the Board (the "Series B Liquidation Preference"), for each share of Series B Preferred Stock held by them. If the remaining assets of the Corporation shall be insufficient to make payment in full to all holders of Series B Preferred Stock of the liquidation preference set forth in this Section (2)(d), then such remaining assets shall be distributed among the holders of Series B Preferred Stock at the time outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

          (e) SERIES C PREFERRED STOCK. Upon any liquidation, dissolution, or winding up of the Corporation, and after the payment of the full liquidation preference of the Series F Preferred Stock as set forth in
     Section 2(a) above, the Series E Preferred Stock as set forth in Section 2(b) above, and the Series D Preferred Stock as set forth in Section (2)(c) above and the Series B Preferred Stock as set forth in Section (2)(d) above, and before any distribution or payment shall be made to the holders of Common Stock, the holders of Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to the sum of (i) $1.52 per share of Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares), plus (ii) an amount equal to all declared and unpaid dividends for each share of Series C Preferred Stock held by them (the "Series C Liquidation Preference"). If the remaining assets of the Corporation shall be insufficient to make payment in full to all holders of Series C Preferred Stock of the liquidation preference set forth in this Section
     (2)(e), then such remaining assets shall be distributed among the holders of Series C Preferred Stock at the time outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

          (f) COMMON STOCK. Upon any liquidation, dissolution, or winding up of the Corporation, and after the payment in full of the Series F Liquidation Preference, Series E Liquidation Preference, Series D Liquidation Preference, the Series B Liquidation Preference and the Series C Liquidation Preference, then the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock.


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          (g) DEEMED LIQUIDATIONS. The following events will be deemed a liquidation under this section: (i) consolidation, reorganization, share exchange, recapitalization, business combination, merger or similar transaction involving the Corporation in which the stockholders of the Corporation immediately prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent thereof), or any transaction or series of related transactions in which in excess of 50% of the Corporation's voting power is transferred (in any case, an "Acquisition"), but not including the purchase of Series F Preferred Stock by BTI; and (ii) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation (an "Asset Transfer").

          (h) PAYMENTS IN PROPERTY. Whenever the distribution provided for in this Section (2) shall be payable in securities or other property other than cash, the value of that distribution shall be the fair market value of those securities or other property.

          (i) DETERMINATIONS OF FAIR MARKET VALUE. Whenever a determination of fair market value is required under this Restated Certificate of Incorporation, the fair market value shall be determined based upon the price that would be paid by a willing buyer of the assets or shares at issue, in a sale process designed to attract all possible participants and to maximize value. The determination of fair market value shall be made (i) by the Board of Directors or (ii) if a majority in interest of the Series F Preferred Stock object to such determination by the Board of Directors, by a nationally recognized investment banking firm mutually agreeable to the Corporation and a majority in interest of the shares of Series F Preferred Stock. The fees and expenses of such investment banking firm shall be paid by the Corporation.

          (3) VOTING RIGHTS.

          (a) SERIES B, C, D, E AND F PREFERRED STOCK. Except as set forth in Sections (3)(b) and (3)(c), the holders of Series B Preferred Stock shall be entitled to cast one vote for each share of Series B Preferred Stock held by them on an as-converted basis, the holders of Series C Preferred Stock shall be entitled to cast one vote for each share of Series C Preferred Stock held by them on an as-converted basis, the holders of Series D Preferred Stock shall be entitled to cast one vote for each share of Series D Preferred Stock held by them on an as-converted basis, the holders of Series E Preferred Stock shall be entitled to cast one vote for each share of Series E Preferred Stock held by them on an as-converted basis, and the holders of Series F Preferred Stock shall be entitled to cast one vote for each share of Series F Preferred Stock held by them on an as-converted basis. Such votes shall be cast together with those cast by the holders of Common Stock and not as a separate class, except as otherwise provided herein or required by applicable law. The Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock shall not have cumulative voting rights.

          (b) RESTRICTIONS AND LIMITATIONS.

               (i) So long as the outstanding shares of Series B Preferred Stock, Series D



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          Preferred Stock and Series E Preferred Stock represent at least five percent (5%) or more of the outstanding shares of Common Stock of the Corporation (on an as-converted to Common Stock basis), the approval by the vote or written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, shall be necessary for effecting or validating the following actions:

                    (A) Any action that results in the payment or declaration of a dividend on any shares of Common Stock; or

                    (B) The purchase or other acquisition (or payment into or
               set aside for a sinking fund for such purpose) of any Series C Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to: (x) the repurchase of shares of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation; or (y) the exercise of the Corporation's right of first refusal with the approval of the Board of Directors upon a proposed transfer.

               (ii) So long as the outstanding shares of Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, represents at least five percent (5%) or more of the outstanding shares of Common Stock of the Corporation (on an as-converted to Common Stock basis), the approval by the vote or written consent of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series B Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock, voting together as a single class, shall be necessary for effecting or validating the following actions:

                    (A) Any amendment, alteration, or repeal of any provision of the Restated Certificate of Incorporation or Bylaws of the Corporation (including the filing of a Certificate of Designation), that adversely affects the voting powers, preferences or other special rights or privileges, qualifications, limitations, or restrictions of the Series B Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, or

                    (B) Any amendment, alteration, or repeal of Section
               (3)(b)(i) or Section 3(b)(ii).

               (iii) So long as the outstanding shares of Series F Preferred Stock represents at least five percent (5%) or more of the outstanding shares of Common Stock of the Corporation (on an as-converted to Common Stock basis), the approval by the vote or written consent of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series F Preferred Stock shall be necessary for effecting or validating the following actions with respect to the
          Corporation:

                    (A) Any amendment, alteration, or repeal of any provision of the Restated Certificate of Incorporation or Bylaws of the Corporation (including the filing of a Certificate of Designation), that adversely affects the voting



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               powers, preferences or other special rights or privileges, qualifications, limitations, or restrictions of the Series F Preferred Stock;

                    (B) Any authorization, creation, or increase in the
               authorized number of any class or series of capital stock ranking senior to or on parity with the Series F Preferred Stock as to dividends, voting rights or liquidation, or any issuance of any shares of such class or series of capital stock (or any securities convertible into, or exchangeable or exerciseable for such shares);

                    (C) Any payment of any cash or non-cash dividends or other distributions with respect to its capital stock;

                    (D) Any reclassification, combination, split, subdivision, redemption, repurchase or other acquisition of any shares of capital stock (except for (x) acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon the termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer, (y) any redemption of the Series E Preferred Stock pursuant to Section (5)(b) and (z) the redemption by the Corporation of up to 2,225,000 shares of Series C Preferred Stock);

                    (E) Any agreement by the Corporation or its stockholders
               regarding an Acquisition or an Asset Transfer (as defined in Section 2(g));

                    (F) Any acquisition of assets or securities of any other
               person or entity, except for acquisitions involving cash with an aggregate value of less than five percent (5%) of the Corporation's assets for any single acquisition or series of related transactions;

                    (G) Any joint venture or similar profit sharing arrangement involving material assets or the payment or receipt of more than five percent (5%) of the Corporation's assets;

                    (H) Any liquidation, dissolution or winding up of the
               Corporation; or

                    (I) An amendment, alteration, or repeal of this Section
               (3)(b).

          (C) ELECTION OF BOARD OF DIRECTORS.

               (i) For so long as at least 6,666,667 shares of Series F Preferred Stock remain outstanding (subject to adjustment for any stock split, reverse stock split and the like), the holders of Series F Preferred Stock, voting as a separate class, shall be entitled to elect that number of directors to the Corporation's Board of Directors equal to (A) the authorized size of the Corporation's Board of Directors, multiplied by (B) (I) the total number of shares of the Corporation's Common Stock represented by the shares of Series F Preferred Stock then outstanding (on an as-converted basis),



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          divided by (II) the total number of shares of the Corporation's Common
          Stock then outstanding (assuming conversion of all Preferred Stock then outstanding), rounding up so that the nominees of the holders of Series F Preferred Stock will not represent less than such proportionate interest in (B) above, at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors; provided, however, that for purposes of this Section
          (3)(c)(i) only, the calculation of the total number of shares outstanding shall exclude any equity securities issued by the Company after the Series F Original Issue Date (other than the shares issued pursuant to the Option) if at such time (x) BTI has not exercised any part of the Option and the outstanding shares of Series F Preferred Stock represent twenty percent (20%) or more of the outstanding Common Stock of the Company (on an as-converted to Common Stock basis), or
          (y) BTI has exercised any part of the Option and the outstanding shares of Series F Preferred Stock represent thirty percent (30%) or more of the outstanding Common Stock of the Company (on an as-converted to Common Stock basis). Only the holders of the Series F Preferred Stock shall be entitled to remove from office such directors or to fill any vacancy caused by the resignation, death or removal of such directors.

               (ii) For so long as at least 8,532,394 shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock remain outstanding (subject to adjustment for any stock split, reverse stock split and the like), the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, shall be entitled to elect two (2) members of the Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, and only the holders of the of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together a single class, shall be entitled to remove from office such directors or to fill any vacancy caused by the resignation, death or removal of such directors.

               (iii) For so long as the conditions set forth in 3(c)(i) and (ii) are satisfied the holders of Common Stock, voting as a separate class, shall be entitled to elect one (1) member of senior management of the Corporation to the Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, and only the holders of the Common Stock shall be entitled to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.

               (iv) Except as provided in 3(c)(i), (ii) and (iii) above, the holders of Common Stock and Preferred Stock, voting together as a single class, shall be entitled to elect all members of the Board of Directors.

          (4) CONVERSION RIGHTS. The holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall have the following rights with respect to the conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock into shares of Common Stock (the "Conversion Rights"):

          (a) OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section (4), any shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series F Preferred Stock may, at the option of the holder, be converted at any time into fully paid and nonassessable shares of Common Stock. Subject to and in compliance with the provisions of this Section (4), any shares of Series E Preferred Stock may, at the option of the holder, be converted at any time after October 1, 1999 into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the applicable Preferred Stock Rate then in effect (determined as provided in Section
     (4)(c)) by the number of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock being converted by such holder.

          (b) AUTOMATIC CONVERSION. Subject to and in compliance with the provisions of this Section (4), all outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be automatically converted into shares of Common Stock immediately prior to the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the gross proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least $60,000,000. The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the applicable Preferred Stock Rate then in effect by the number of shares of Series B Preferred Stock being converted by such holder. The number of shares of Common Stock to which a holder of Series C Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the applicable Preferred Stock Rate then in effect by the number of shares of Series C Preferred Stock being converted by such holder. The number of shares of Common Stock to which a holder of Series D Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the applicable Preferred Stock Rate then in effect by the number of shares of Series D Preferred Stock being converted by such holder. The number of shares of Common Stock to which a holder of Series E Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the applicable Preferred Stock Rate then in effect by the number of shares of Series E Preferred Stock being converted by such holder. The number of shares of Common Stock to which a holder of Series F Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the applicable Preferred Stock Rate then in effect by the number of shares of Series F Preferred Stock being converted by such holder.

          (c) PREFERRED STOCK. The conversion rate of the applicable series of Preferred Stock in effect at any time for conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock (the "Preferred Stock Rate") shall be the quotient obtained by dividing the Original Issue Price of the applicable series of Preferred Stock by the applicable Preferred Stock Price, calculated as provided in Section (4)(d). The "Original Issue Price" for the Series B Preferred Stock and Series C Preferred Stock shall initially equal $1.52 per share. The "Original Issue Price" of the Series D Preferred Stock and Series E Preferred Stock shall initially equal $4.50 per share. The

     "Original Issue Price" of the Series F Preferred Stock shall initially equal the Purchase Price with respect to each share.

          (d) CONVERSION PRICE. The conversion price for the applicable series of Preferred Stock shall initially be the Original Issue Price of the applicable series of Preferred Stock (the "Preferred Stock Price"). Such initial Preferred Stock Price shall be adjusted from time to time after the Series F Original Issue Date (as defined below) in accordance with this Section (4). All references to the Preferred Stock Price herein shall mean the Preferred Stock Price as applicable and as so adjusted.

          (e) MECHANICS OF CONVERSION. Each holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section (4) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          (f) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after August 5, 1999 (the "Series F Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, the Preferred Stock Price for each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Series F Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, the Preferred Stock Price for each series of Preferred Stock in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section (4)(f) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (g) ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Preferred Stock Price of each applicable series of Preferred Stock that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Preferred Stock Price for each applicable series of Preferred Stock then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Preferred Stock Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Preferred Stock Price shall be adjusted pursuant to this Section (4)(g) to reflect the actual payment of such dividend or distribution.

          (h) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section (4)(h) with respect to the rights of the holders of the Preferred Stock or with respect to such other securities by their terms.

          (i) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Series F Original Issue Date, the Common Stock issuable upon the conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section (2)(g) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section
     (4)), in any such event each holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          (j) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Series F Original Issue Date, there is a capital reorganization of the

     Common Stock, merger, consolidation or sale of assets (other than an Acquisition or Asset Transfer as defined in Section (2)(g) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section (4)), as a part of such capital reorganization, merger, consolidation or sale of assets, provision shall be made so that the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock the number of shares of stock or other securities or property of the Corporation or third party entity to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale of assets, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (4) with respect to the rights of the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock after the capital reorganization, merger, consolidation or sale of assets to the end that the provisions of this Section (4) (including adjustment of the Preferred Stock Price then in effect and the number of shares issuable upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

          (k) SALE OF SHARES BELOW PREFERRED STOCK PRICE.

               (i) If at any time or from time to time after the Series F Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this Section (4)(k) to have issued or sold, Additional Shares of Common Stock (as defined in Section (4)(k)(iv) below), other than as a dividend or other distribution on any class of stock as provided in Section (4)(g) above, and other than a subdivision or combination of shares of Common Stock as provided in Section (4)(f) above, for an Effective Price (as defined in Section
          (4)(k)(iv) below) less than the then effective Preferred Stock Price with respect to the applicable series of Preferred Stock, then and in each such case the then existing Preferred Stock Price with respect to the applicable series of Preferred Stock shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the applicable Preferred Stock Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in Section (4)(k)(ii) below) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such applicable Preferred Stock Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of
          (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F

          Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities on the day immediately preceding the given date.

               (ii) For the purpose of making any adjustment required under this Section (4)(k), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in Section (4)(k)(iii) below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

               (iii) For the purpose of the adjustment required under this Section (4)(k), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the applicable Preferred Stock Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the applicable Preferred Stock Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the applicable Preferred Stock Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the applicable Preferred Stock Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock.

               (iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section (4)(k), whether or not subsequently reacquired or retired by the Corporation other than (A) shares of Series E Preferred Stock; (B) shares of Common Stock issued upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock; (C) Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (D) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Series F Original Issue Date; and (E) warrants to purchase Common Stock, and the Common Stock issued pursuant to such warrants, that are issued to holders of the Senior Notes due 2008 issued by the Corporation pursuant to an indenture between the Corporation and Norwest Bank, N.A. (the "Senior Notes"). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section (4)(k), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section (4)(k), for such Additional Shares of Common Stock.

          (l) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the applicable Preferred Stock Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, if the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock is then convertible pursuant to this Section (4), the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Preferred Stock Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock.

          (m) NOTICES OF RECORD DATE. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section (2)(g)) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer (as defined in Section (2)(g)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least twenty
     (20) calendar days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

          (n) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined in accordance with Section (2)(i)) on the date of conversion.

          (o) RESERVATION OF STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock and the exercise of all outstanding options and warrants of the Corporation. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock or the exercise of all outstanding options and warrants, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          (p) NOTICES. Any notice required by the provisions of this Section (4) shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

          (q) PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock so converted were registered.

          (5) REDEMPTION.

          (a) SERIES F PREFERRED STOCK.

               (i) GENERALLY. In the event of (a) a breach by the Corporation of any of the terms of this Restated Certificate of Incorporation, the Bylaws of the Corporation, or the Amended and Restated Purchaser's Rights Agreement, dated July 2, 1999 by and among the Corporation and certain holders of its capital stock, as the same may be amended from time to time (including in connection with the issuance of Series F Preferred Stock), which has a material adverse effect on the holders of the Series F Preferred Stock that is not cured within fifteen (15) days of receipt of written notice by the Corporation from a holder of Series F Preferred Stock, or (b) the voluntary resignation (other than due to death or disability) prior to February 10, 2001 of (i) David E. Scott or (ii) any two of Jeffrey D. Shackelford, Bradley A. Moline, or

          Gregory C. Lawhon within six (6) months of one another (in the case of (a) or (b), a "Redemption Event"), a majority in interest of the Series F Preferred Stock may elect to demand in writing ("Redemption Demand") the redemption of all or any portion of the shares of Series F Preferred Stock, from any source of funds legally available therefor, at a redemption price per share (the "Series F Redemption Price") equal to the amount of the Series F Liquidation Preference. The redemption under this Section (5)(a) shall take place on a date (the "Series F Redemption Date") that is no later than thirty (30) days after the receipt by the Corporation of the Redemption Demand.

               (ii) INDENTURE RESTRICTION. Notwithstanding the foregoing, the Corporation shall not be obligated to redeem the shares of Series F Preferred Stock for cash pursuant to Section (5)(a)(i), if such redemption or the existence of the redemption provision would violate the terms of the Indenture, dated as of June 23, 1998, by and between the Corporation and Norwest Bank Minnesota, National Association (as trustee), as amended, pursuant to which the Senior Notes were issued, until 91 days after the date on which the Senior Notes mature. If the Corporation is unable to redeem the Series F Preferred Stock for cash as set forth above, a majority in interest of the Series F Preferred Stock may elect to receive shares of Common Stock with a fair market value (as determined in accordance with Section (2)(i)) equal to the Series F Redemption Price.

               (iii) PROCEDURE. At least 15 days prior to a Series F Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series F Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Series F Redemption Date, the Series F Redemption Price, whether or not the Corporation may redeem the shares for cash, or if not, the number of shares of Common Stock issuable in lieu of cash as set forth in Section (5)(a)(ii) above, the place at which payment or delivery may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Series F Company Redemption Notice"). Except as provided in Section (5)(c), on or after the applicable Series F Redemption Date, each holder of Series F Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Series F Redemption Notice, and thereupon the Series F Redemption Price of such shares (in cash or shares of Common Stock, as applicable) shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               (iv) DEPOSIT OF REDEMPTION PRICE OR SHARES OF COMMON STOCK. Subject to the provisions set forth above, on or prior to each Series F Redemption Date, the Corporation shall deposit the Series F Redemption Price of all shares of Series F

          Preferred Stock designated for redemption in the Series F Redemption Notice and not yet redeemed with a bank or trust corporation as a trust fund for the benefit of the respective holder or holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Series F Redemption Price for such shares to their respective holder or holders on or after the applicable Series F Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his share certificate to the Corporation pursuant to Section (5)(a)(iii). As of the applicable Series F Redemption Date, the deposit shall constitute full payment of the shares to the holder or holders, and from and after the applicable Series F Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holder or holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Series F Redemption Price of the shares, without interest, upon surrender of their certificates therefor. The balance of any moneys deposited by the Corporation pursuant to this Section (5)(a)(iv) remaining unclaimed at the expiration of two years following the applicable Series F Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors. In the event that the Corporation must issue new shares of Common Stock instead of cash pursuant to the provisions set forth in Section (5)(a)(ii), shares of Common Stock shall be delivered to the bank or trust corporation in lieu of such cash.

          (b) SERIES E PREFERRED STOCK.

               (i) GENERALLY. The Corporation, at any time and from time to time (each a "Series E Redemption Date"), may redeem all or any portion of the shares of Series E Preferred Stock, from any source of funds legally available therefor, at a redemption price per share (the "Series E Redemption Price") equal to (A) $4.50 per share for shares of Series E Preferred Stock redeemed pursuant to a Series E Redemption Date occurring on or before October 1, 1999, or (B) the Series E Liquidation Preference for shares of Series E Preferred Stock redeemed pursuant to a Series E Redemption Date occurring after October 1, 1999.

               (ii) PROCEDURE. On each Series E Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series E Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Series E Redemption Date and the Series E Redemption Price (the "Series E Company Redemption Notice").

               (iii) DEPOSIT OF REDEMPTION PRICE. As of the applicable Series E Redemption Date, the Corporation shall deposit the Series E Redemption Price of all shares of Series E Preferred Stock designated for redemption in the Series E Redemption Notice with a bank or trust corporation as a trust fund for the benefit of the respective holder or holders of the shares designated for redemption, with irrevocable instructions and authority to the bank or trust corporation to pay to the holders of record of the Series E Preferred Stock to be redeemed As of the applicable Series E Redemption Date, the deposit shall constitute full payment of the shares to the holder or holders, and from and after the applicable Series E Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holder or holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Series E Redemption Price of the shares, without interest. The balance of any moneys deposited by the Corporation pursuant to this Section (5)(b)(iii) remaining unclaimed at the expiration of two years following the applicable Series E Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

          (c) RIGHTS OF REDEEMED STOCK; DEFAULT.

               (i) From and after the applicable Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price (in cash or shares of Common Stock, as applicable), all rights of the holders of shares of Preferred Stock designated for redemption in the Company Redemption Notice as holders of Series E Preferred Stock or Series F Preferred Stock, as applicable (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

               (ii) If the Corporation fails to redeem for any reason, including, but not limited to, the insufficiency of funds legally available for the redemption of shares, the total number of shares of Preferred Stock to be redeemed on such Redemption Date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series E Preferred Stock or Series F Preferred Stock, as applicable. The shares of Preferred Stock not redeemed shall remain outstanding and be entitled to all the rights and preferences provided herein or, with respect to the Series F Preferred Stock, may be otherwise converted into shares of Common Stock pursuant to the provisions set forth in Section
          (5)(a)(ii). At any time thereafter when additional funds of the Corporation are legally available for the redemption such shares of Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any applicable Redemption Date, but which it has not redeemed.

          (6) INCREASING COMMON STOCK. Subject to the provisions of this Restated Certificate of Incorporation, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding, issuable upon the conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and any other convertible securities of the Corporation, and issuable upon the exercise of all outstanding options and warrants), by the affirmative vote of the holders of a majority of the Common Stock and Preferred Stock, voting together as a single class.

          (7) NO REISSUANCE OF SERIES B PREFERRED STOCK, SERIES C PREFERRED STOCK, SERIES D PREFERRED STOCK, SERIES E PREFERRED STOCK OR SERIES F PREFERRED STOCK. No share or shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     FIFTH: The number of directors which shall constitute the whole Board of Directors of the Corporation shall be no less than seven (7) nor more than eleven (11), which number shall be fixed by the Board of Directors of the Corporation from time to time.

     SIXTH: The Board of Directors shall have power to make, and from time to time alter, amend, or repeal the Bylaws of the Corporation; provided, however, that (a) the stockholders shall have the paramount power to alter, amend and repeal the Bylaws or adopt new Bylaws, exercisable by a majority vote of the stockholders present in person or by proxy at any annual or special meeting of stockholders, and (b) if and to the extent the stockholders exercise such power, the Board of Directors shall not thereafter suspend, alter, amend or repeal the Bylaws, or portions thereof, adopted by the stockholders, unless, in adopting such Bylaws, or portions thereof, the stockholders otherwise provide.

     SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under the provisions of Section 174 of the Delaware General Corporation Law and amendments thereto, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No amendment, repeal or adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article Seventh shall apply or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of any inconsistent provision.

     EIGHTH: The directors of the Corporation need not be elected by written ballot.

     NINTH:

     (a) Subject only to the exclusions set forth in paragraph (c) of this Article Ninth, the Corporation shall hold harmless and indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, each director or officer of the Corporation (each, an "Indemnitee") against any and all liability and loss suffered and expenses (including attorneys' fees), judgments, fines, excise taxes assessed with respect to any employee benefit plan, or penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director or officer of the Corporation, or is, or was serving, or at any time serves at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

     (b) The expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in defending any proceeding and any judgments, fines or amounts to be paid in settlement shall be advanced by the Corporation at the request of the Indemnitee and upon delivery to the Corporation of an undertaking by such Indemnitee to repay all amounts so advanced if it shall ultimately be determined that Indemnitee was not entitled to be indemnified or was not to be fully indemnified.

     (c) No indemnity pursuant to this Article Ninth shall be paid by the Corporation (i) for which payment is actually made to Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance; (ii) for which Indemnitee is indemnified by the Corporation pursuant to applicable law or otherwise than pursuant to this Article Ninth; (iii) for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; (iv) on account of Indemnitee's conduct which is finally adjudged by a court to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnity is not lawful.

     (d) All obligations of the Corporation contained herein shall continue during the period Indemnitee is a director or officer of the Corporation (or is, or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Corporation or serving in any other capacity referred to herein.

     (e) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Article Ninth, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Article Ninth. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Corporation of the commencement thereof, the Corporation will be entitled to participate therein at its own expense.

     (f) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Article Ninth for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such action, suit or proceeding, but the fees and expenses of such counsel, incurred after notice from the Corporation of its assumption of the defense thereof, shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such, subject to the approval of the Corporation, which approval shall not be unreasonably withheld, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

     (g) The Corporation shall not be liable to indemnify Indemnitee under this Article Ninth for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

     (h) In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Article Ninth and is successful in such action, the Corporation shall promptly reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

     (i) The provisions of this Article Ninth shall inure to the benefit of and be enforceable by the Indemnitee's personal or legal representatives, executors, administrators, heirs, devises and legatees.

     (j) The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was an officer, director, employee or agent of the Corporation or a subsidiary thereof, or is or was serving at the request of the Corporation as an officer, director, partner, member, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Bylaws, the provisions of this Article Ninth or the Delaware General Corporation Law.

     (k) The indemnification provided by this Article Ninth shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, the Bylaws, other provisions of this Restated Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the Corporation or a subsidiary thereof or an officer, director, partner, member, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, and shall inure to the benefit of the heirs, executors and administrators of such person.

     (l) This Article Ninth may be hereafter amended or repealed; provided, however, that no amendment or repeal shall reduce, terminate, or otherwise adversely affect the right of a person entitled to obtain indemnification hereunder with respect to acts or omissions of such person occurring prior to the effective date of such amendment or repeal.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed on behalf of the Corporation this 3rd day of August, 1999.




                                   BIRCH TELECOM, INC.




                                   By: /s/ Gregory C. Lawhon
                                      ---------------------------------------
                                      Gregory C. Lawhon, Senior Vice President